Exhibit 99.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of this 29th day of April, 2015 (the “Effective Date”), by and between Dennis Meulemans (“Executive”) and Addus HealthCare, Inc., an Illinois corporation (the “Company”) (each, a “Party” and collectively, the “Parties”).

WHEREAS, Executive and the Company are parties to an Employment and Non-Competition Agreement, effective as of November 29, 2010 (as amended from time to time, the “Employment Agreement”);

WHEREAS, Executive was granted certain stock options (the “Options”) pursuant to the Addus HomeCare Corporation 2009 Stock Incentive Plan (the “Plan”);

WHEREAS, Executive and the Company desire to enter into a new agreement that supersedes all prior agreements between them, including without limitation the Employment Agreement, as well as all promises, covenants, arrangements, understandings, communications, representations or warranties, whether oral or written, by either Party, or any officer, director, employee, representative or agent thereof, such that any prior agreement between the Parties is hereby terminated;

WHEREAS, the Parties understand that they are waiving legal rights by signing this Agreement, and enter into this Agreement voluntarily, with a full understanding of and agreement with all of its terms;

NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Separation from Employment; Consulting Services; Cooperation.

(a) Executive’s employment with the Company will terminate effective May 1, 2015 (the “Separation Date”). During the period between the Effective Date and the Separation Date, Executive will continue to be paid his base salary, less applicable deductions and withholdings, in accordance with the Company’s usual and customary payroll procedures, and to receive benefits at the same level offered to and enrolled in by Executive as of the Effective Date.

(b) For the one-year period following the Separation Date, Executive will continue to make himself reasonably available to provide consulting services to the Company as may be necessary in connection with the transition of work to his successor.

(c) Executive agrees to make himself available, at the Company’s request, at reasonable times and in reasonable places, to cooperate with and to assist management of the Company and/or its counsel in investigating, prosecuting or defending against any lawsuit, complaint, claim, charge or inquiry arising out of any transactions or conduct of which Executive may have knowledge. Executive will be entitled to reimbursement for his reasonable business expenses incurred in connection with such assistance, subject to and in accordance with the Company’s usual and customary policies and procedures concerning reimbursement of business expenses.

2. Separation Benefits.

(a) Upon the Separation Date, Executive shall receive any accrued but unpaid benefits for any period prior to the Separation Date. In addition, provided that Executive agrees to and accepts the terms of this Agreement, and does not timely revoke his acceptance, Executive shall be entitled to receive: (i) consulting fees in the amount of $393,654.60 (the “Consulting Fees”) to be paid in equal monthly installments over the one-year period following the Separation Date on the first business day of each month during such period (subject to early termination upon the Executive’s employment with a new employer); and (ii) if Executive elects to continue his health, dental and/or vision insurance coverage under COBRA (regardless of whether Executive enrolls in Medicare), Executive shall be eligible to receive cash payments equal to the difference between his COBRA continuation coverage premiums and the amount of premiums paid by similarly situated active employees of the Company under the Company’s health, dental and/or vision insurance plans, for a period of one year following the Separation Date, to be paid in equal monthly installments over the one-year period following the Separation Date on the first business day of each month during such period (subject to early termination upon the Executive’s employment with a new employer) (together with the Consulting Fees, the “Separation Benefits”). In addition, during the one-year period following the Separation Date, Executive shall be entitled to (x) utilization of an executive-level outplacement service with a vendor selected by the Company, at the Company’s expense, up to a maximum of $10,000, and (y) subject to strict compliance with Sections 7, 8, 9, 10 and 11 below, continued use of his Company laptop, iPad and cell phone for personal use. The Separation Benefits will be adjusted so that the amount Executive receives after payment of any self-employment taxes is equal to the amount the Executive would receive if he were paid in the capacity of an employee and responsible for the employee, but not the employer, share of any payroll taxes. The foregoing shall be paid to Executive’s heirs, in the case of his death prior to the end of the one-year period following the Separation Date.

(b) Executive agrees and acknowledges that his receipt of the Separation Benefits is subject to and conditioned upon his strict compliance with this Agreement, including without limitation the post-employment restrictions set forth in Sections 7, 8, 9, 10 and 11 below. Executive further agrees that, should he fail to comply with any such post-employment restrictions, the Company, in addition to any other legal or equitable remedy available to it, shall be entitled to immediately and forever cease payment of the Separation Benefits, and to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

(c) Executive agrees and acknowledges that, other than as set forth in this Agreement, Executive is not entitled to and shall not receive any additional compensation, payments or benefits of any kind from the Company, and that no representations or promises to the contrary have been made to Executive. Executive further agrees and acknowledges that, but for entering into and complying with the terms of this Agreement, Executive would not be entitled to receive the payments and benefits set forth in this Agreement, including without limitation the Separation Benefits, that such payments and benefits exceed any consideration to which he would otherwise be entitled, and that such payments and benefits constitute good and sufficient consideration for the promises and covenants of Executive set forth herein.

3. Options. Executive agrees and acknowledges that the unvested portion of any Options granted Executive pursuant to the Plan shall be forfeited as of the date hereof; provided, that any portion of the Options vested as of the date hereof may be exercised by the Executive at any time in accordance with the Plan on or prior to the expiration of three (3) months after the Separation Date. Any vested portion of the Options that is not exercised within such time period shall be automatically cancelled. The Options shall not continue to vest after the date hereof.

4. Release of Claims. In consideration for the agreements of the Company set forth in this Agreement, including without limitation the Separation Benefits, and on behalf of himself, his spouse, agents, heirs and representatives, Executive irrevocably and unconditionally waives, discharges and releases his right to assert against the Releasees (as such term is defined below) any form of claim, complaint or any other form of action seeking any form of relief, including without limitation equitable relief (whether declaratory, injunctive or otherwise), the recovery of damages or any other form of monetary recovery whatsoever (including without limitation back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs), for any alleged action, inaction or circumstance (collectively, “Claims”) existing or arising through the date of this Agreement.

For purposes of this Agreement, the “Releasees” shall include the Company, its past and present direct and indirect parents, subsidiaries, affiliates, predecessors, successors and assigns, and their past and present officers, directors, employees, stockholders, owners, representatives, attorneys, agents and insurers, whether acting as agents or in individual capacities, and their employee benefit programs and plans (including, without limitation, the Plan) and the trustees, administrators, fiduciaries and insurers of such programs and plans, and this Agreement shall inure to the benefit of and shall be enforceable by all such persons and entities.

Without limiting the foregoing general waiver and release, Executive specifically waives and releases the Releasees from any Claim arising from or related to Executive’s employment with the Company or the termination thereof, including, without limitation:

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Claims under any federal, state or local discrimination, fair employment practices or other employment-related statute, regulation or executive order prohibiting discrimination or harassment based upon any protected status including, without limitation, race, national origin, age, gender, marital status, disability, veteran status or sexual orientation. Without limitation, specifically included in this Paragraph are any Claims arising under the federal Age Discrimination in Employment Act (the “ADEA”), the Older Workers Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification Act, the Family & Medical Leave Act, the Illinois Human Rights Act, the Illinois Equal Wage Act, the Illinois Minimum Wage Law, the Illinois Wage Payment and Collection Act, the Illinois One Day Rest in Seven Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Genetic Information Privacy Act, the Illinois School Visitation Rights Act, the Illinois AIDS

Confidentiality Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Family Military Leave Act, the Illinois Whistleblower Act, the Chucago Human Rights Ordinance, the Cook County Human Rights Ordinance and the Illinois Constitution, as such laws have been amended from time to time.

•	Claims under any other federal, state or local statute, regulation or executive order relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this Paragraph are any Claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, and any similar statute.

•	Claims under any common law theory, including without limitation wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud and negligence.

•	Claims under any agreement between Executive and the Company, including without limitation the Employment Agreement.

•	Claims under any employee welfare, insurance or severance plan, including without limitation the Plan.

•	Any other Claim arising under federal, state or local law.

Executive explicitly acknowledges that, because Executive is over forty (40) years of age, Executive has specific rights under the ADEA, which prohibits discrimination on the basis of age, and that the releases set forth in this Agreement are intended to release any right that Executive may have to file a claim against the Company alleging discrimination on the basis of age.

Notwithstanding the foregoing, nothing in this Agreement (including without limitation Executive’s general release in Section 4, or his non-disclosure and non-disparagement obligations in Sections 8 and 10) shall:

•	release the Company from any obligation expressly set forth in this Agreement or from any obligation, including without limitation obligations under the Workers Compensation laws, which as a matter of law cannot be released;

•	prohibit Executive from contacting or filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or any other government agency charged with the enforcement of any law;

•	prohibit Executive from participating in an investigation or proceeding by the EEOC or any other government agency charged with the enforcement of any law or limit Executive’s right to provide truthful and complete information to such agency; or

•	prohibit Executive from challenging or seeking a determination in good faith of the validity of this release or waiver under the ADEA or impose any condition precedent, penalty, or costs for doing so unless specifically authorized by federal law.

Executive’s waiver and release, however, are intended to be a complete bar to any recovery or personal benefit by or to Executive with respect to any claim whatsoever, including those raised through a charge with the EEOC, except those which, as a matter of law, cannot be released.

Executive acknowledges and agrees that, but for providing this waiver and release, Executive would not be receiving the consideration provided under the terms of this Agreement, including without limitation the Separation Benefits. Executive further agrees that, should Executive breach this Agreement, the Company, in addition to any other legal or equitable remedy available to it, shall be entitled to recover any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits.

5. Review and Revocation Period.

(a) Executive acknowledges that, before signing this Agreement, he was given a period of 21 days in which to review and consider it; that Executive has, in fact, carefully reviewed this Agreement; and that he is entering into it voluntarily and of his own free will. Executive further acknowledges that the Company encouraged him in writing to show this Agreement to and discuss it with his attorney before signing it, and that, to the extent Executive wished to do so, he has done so. Executive further acknowledges that, if he executed this Agreement before the end of the 21-day period, such early execution was completely voluntary, and Executive had reasonable and ample time in which to review this Agreement.

(b) Executive agrees that, for a period of seven days after he signs this Agreement, he has the right to revoke it by providing notice, in writing (delivered by a nationally recognized overnight courier service), to: Tammy Spialek, Vice President of Human Resources, Addus HealthCare, Inc., 2300 Warrenville Road, Downers Grove, Illinois 60515. This Agreement will not become effective and enforceable until after the expiration of the seven-day revocation period.

(c) Executive understands that his acceptance of any payment or benefit set forth in this Agreement at any time more than seven days after he signs this Agreement confirms that he did not revoke his assent to this Agreement and, therefore, that it is effective and enforceable.

6. Pursuit/Assignment of Released Claims. Executive warrants that, as of the date of this Agreement, he has not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim this Agreement purports to waive or release, or assigned any such Claim to any other person or entity.

7. Non-Competition.

(a) At no time between the Separation Date and the first anniversary of such the Separation Date (the “Restrictive Period”) shall Executive, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity whom or which he may manage, control, participate in, consult with, render services for or be employed by or associated with, compete with the Business (as hereinafter defined) in any of the following described manners:

(i) Engage in, assist or have any interest in, as principal, consultant, advisor, agent, financier or employee, any business entity which is, or which is about to become engaged in, providing goods or services in competition with the Company, its parent, subsidiaries and affiliates (collectively, the “Addus HealthCare Group”) within a geographic radius of thirty (30) miles from any Addus HealthCare Group branch office;

(ii) Solicit or accept any business (or help any other person solicit or accept any business) from any person or entity that has been a customer of the Addus HealthCare Group at any time during Executive’s employment with the Company;

(iii) Induce or attempt to induce any employee of the Addus HealthCare Group to terminate such employee’s relationship with the Addus HealthCare Group or in any way interfere with the relationship between the Addus HealthCare Group and any employee thereof; or

(iv) Induce or attempt to induce any customer, referral source, supplier, vendor, licensee or other business relation of the Addus HealthCare Group to cease doing business with the Addus HealthCare Group, or in any way interfere with the relationship between any such customer, referral source, supplier, vendor, licensee or business relation, on the one hand, and the Addus HealthCare Group, on the other hand.

For the purposes hereof, the term “Business” shall mean the business of providing home care services of the type and nature that the Addus HealthCare Group performs, and/or any other business activity in which the Addus HealthCare Group is engaged, and/or any program or service under active development proposed to be performed, and/or any business activity engaged in by the Addus HealthCare Group at any time during the period of Executive’s employment with the Company.

Notwithstanding the foregoing provisions, nothing herein shall prohibit Executive from owning 1% or less of any securities of a competitor, if such securities are listed on a nationally recognized securities exchange or traded over-the-counter.

(b) If, at the time of enforcement of this Section 7, a court or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the Parties agree that the maximum period, scope or geographic area reasonable under such circumstances shall be substituted for the stated period, scope or area determined to be reasonable under the circumstances by such court or arbitrator.

8. Non-Disclosure. Executive recognizes and acknowledges that, during the course of his employment with the Company, he has had access to certain confidential and proprietary information of the Addus HealthCare Group, including, but not limited to, Confidential Information (as defined below) and other proprietary commercial information, and that such information constitutes valuable, special and unique property of the Addus HealthCare Group. At no time during the Restrictive Period or thereafter shall Executive, without the prior written consent of the Company, directly or indirectly, in any capacity whatsoever, either on his own behalf or on behalf of any other person or entity that he manages, controls, participates in, consults with, renders services for or is employed by or associated with, disclose or use, any Confidential Information of the Addus HealthCare Group, whether such Confidential Information is in Executive’s memory or embodied in writing or other physical form as of the Separation Date, or thereafter. For purposes of this Agreement, “Confidential Information” means any information, not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts to maintain its secrecy that are reasonable under the circumstances, including without limitation: (i) trade secrets, (ii) the business or affairs of the Addus HealthCare Group, (iii) client and customer lists, (iv) products or services, (v) fees, costs, and pricing structures, (vi) charts, manuals and documentation, (vii) databases, (viii) accounting and business models, (ix) designs, (x) analyses, (xi) drawings, photographs and reports, (xii) computer software, (xiii) copyrightable works, (xiv) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xv) sales records and (xvi) other proprietary commercial information. “Confidential Information,” however, shall not include general “know-how” information acquired by the Executive during the course of his employment which could have been obtained by him from public sources without the expenditure of significant time, effort and expense.

9. Assignment of Inventions. Executive represents that he has promptly disclosed in writing to the Company each improvement, discovery, idea, invention and proposed publication of any kind whatsoever relating to the Business made or conceived by Executive either alone or in conjunction with others, if such improvement, discovery, idea, invention or publication resulted from or was suggested by Executive’s employment with the Company (whether or not patentable and whether or not made or conceived at the request of or upon the suggestion of the Company, and whether or not during Executive’s usual hours of work, and whether in or about the premises of the Addus HealthCare Group). Executive further represents that he has not disclosed, and will not disclose, any such improvement, discovery, idea, invention or publication to any person, entity or governmental authority, except the Company. Each such improvement, discovery, idea, invention and publication shall be the sole and exclusive property of, and has been assigned by Executive to the Company, and, at the request of the Company, Executive will assist and cooperate with the Company and any person or entity designated from time to time by the Company to obtain for the Company or its designee the grant of any letters patent in the United States of America and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea, invention or publication, and will in connection therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as the

Company may from time to time reasonably request. The foregoing provisions of this Section 9 shall not apply to any improvement, discovery, idea, invention of publication for which no equipment, supplies, facilities or confidential and proprietary information of the Addus HealthCare Group was used and which was developed entirely on Executive’s own time, unless (i) the improvement, discovery, idea, invention or publication relates to the Business or the actual or demonstrably anticipated research or development of the Business, or (ii) the improvement, discovery, idea, invention or publication resulted from any work performed by Executive for the Addus HealthCare Group.

10. Non-Disparagement. Executive agrees that he will not make any statement, either in writing or orally, that is communicated publicly or is reasonably likely to be communicated publicly, that is reasonably likely to disparage or otherwise harm the business or reputation of the Addus HealthCare Group, or the reputation of any of its current or former directors, officers, employees or stockholders.

11. Return of Documents and Other Property. Subject to Section 2(a)(y), upon the Separation Date, Executive shall return all originals and copies of books, records, documents, customer lists, sales materials, tapes, keys, credit cards and other tangible property of Addus HealthCare Group within Executive’s possession or under his control.

12. Acknowledgment. Executive acknowledges that the scope of the restrictions set forth in this Agreement has been specifically bargained between the Company and Executive, each being fully informed of all relevant facts. Accordingly, the Executive acknowledges that the restrictions set forth in Paragraphs 7, 8, 9, 10 and 11 above are fair and reasonable, and are minimally necessary to protect the Addus HealthCare Group, its stockholders and the public from unfair competition by Executive who, as a result of his employment with the Company, has had unlimited access to the most confidential and important information of the Addus HealthCare Group, its business and its future plans. Executive further acknowledges that no unreasonable harm or injury will be suffered by him as a result of the enforcement of the restrictions contained in this Agreement, and that he will be able to earn a reasonable livelihood following the termination of his employment notwithstanding enforcement of the covenants contained herein.

13. Remedies for Breach. Executive hereby acknowledges that, in the event of a breach or threatened breach of any of the provisions of Paragraphs 7, 8, 9, 10 or 11 above, such breach or threatened breach will cause the Company to suffer irreparable harm, and that the Company shall be entitled to an injunction from a court of competent jurisdiction restraining the Executive from breaching such provisions. The foregoing, however, shall not be construed as prohibiting the Company from having available to it to any other remedy, either at law or in equity, for such breach or threatened breach, including without limitation the immediate cessation of employment and any remaining Separation Benefits, the recovery of any consideration already paid to Executive under this Agreement, including without limitation the Separation Benefits, the recovery of damages from Executive, and the notification of any employer or prospective employer of Executive of the terms and conditions hereof (each without limiting or affecting Executive’s obligations under this Agreement).

14. Right of Set-Off. In the event of a breach by Executive of the provisions of this Agreement, the Company is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and after ten (10) days’ prior written notice to Executive, to set-off and apply any amounts at any time held by the Company on behalf of Executive, and all indebtedness at any time owing by the Addus HealthCare Group to Executive, against any and all of the obligations of the Executive now or hereafter existing.

15. No Admission of Liability. Executive agrees that neither this Agreement or the consideration provided hereunder constitute, nor may they be construed as, an admission of liability or wrongdoing of any kind by the Company.

16. Notices. Unless specified in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed given upon receipt or refusal thereof if delivered personally, sent by overnight courier service or mailed by registered or certified mail (return receipt requested), postage prepaid. If mailed or sent by overnight courier service, notice shall be sent to the following addresses:

If to Executive, to:

Dennis Meulemans

1100 Sir William Lane

Lake Forest, Illinois 60045

If to the Company, to:

Addus HealthCare, Inc.

2300 Warrenville Road

Downers Grove, Illinois 60515

Attention: CEO

Telephone: (847) 303-5300

Facsimile: 847-303-5376

With a copy, which shall not constitute notice, to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Jennifer C. Kurtis, Esq.

Telephone: (212) 294-6675

Facsimile: (212) 294-4700

Either party may change its address for notice by giving the other Party written notice of such change pursuant to this Section 16.

17. Entire Agreement/Modification/Waiver. This Agreement reflects the entire agreement between Executive and the Company regarding the subject matter hereof and fully supersedes any and all prior agreements and understandings. There is no other agreement except as stated herein, and Executive acknowledges that neither the Company nor any of its representatives has made any promises to Executive other than those contained in this Agreement.

This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of the Company. The failure of the Company to seek enforcement of any provision of this Agreement in any instance or for any period of time shall not be construed as a waiver of such provision or the Company’s right to seek enforcement of such provision in the future.

18. Severability. The provisions of this Agreement are severable, it being the intention of the Parties that should any provision hereof be held invalid or unenforceable by an arbitrator or court of competent jurisdiction, such invalidity or unenforceability shall not effect the remaining provisions hereof, but the same shall remain in full force and effect as if such invalid or unenforceable provision or provisions were omitted; provided, however, that if Section 4 is held to be invalid or unenforceable, Executive agrees to promptly execute a valid release and waiver in favor of the Releasees.

19. Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the laws of the State of Illinois as applied to agreements entirely entered into and performed in Illinois by Illinois residents exclusive of the conflict of laws provisions of any other state.

20. Arbitration. Any controversy or dispute arising out of or relating to this Agreement, Executive’s employment with the Company or the termination of such employment (including without limitation any controversy or dispute as to arbitrability) shall be settled by individual arbitration (as opposed to class or collective arbitration) administered by a person mutually selected by the Company and Executive (the “Arbitrator”); provided, however, that either Party may seek injunctive relief in aid of such arbitration from a court of competent jurisdiction, as appropriate under the circumstances, e.g., to maintain the status quo pending the arbitration of any dispute. If the Company and Executive are unable to agree upon the Arbitrator within fifteen (15) days, they shall each select an arbitrator within fifteen (15) days, and the arbitrators selected by the Company and Executive shall appoint a third arbitrator to act as the Arbitrator within fifteen (15) days (at which point the Arbitrator alone shall judge the controversy or claim). The arbitration hearing shall commence within ninety (90) calendar days after the Arbitrator is selected, unless the Company and Executive mutually agree to extend this time period. The arbitration shall take place in Chicago, Illinois. The Arbitrator will have full power to give directions and make such orders as the Arbitrator deems just. Nonetheless, the Arbitrator explicitly shall not have the authority, power or right to alter, change, amend, modify, add or subtract from any provision of this Agreement, except pursuant to Sections 7(b) and 18 above. The Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based within thirty (30) days after the conclusion of the arbitration hearing. The agreement to arbitrate will be specifically enforceable. The award rendered by the Arbitrator shall be final and binding (absent fraud or manifest error), and any arbitration award may be enforced by judgment entered in any court of competent jurisdiction. The Company and Executive shall each pay one-half of the fees of the Arbitrator. Notwithstanding anything set forth above to the contrary, in the event that the Company seeks injunctive relief and/or specific performance to remedy a breach, evasion, violation or threatened violation of this Agreement, the Executive irrevocably waives his right, if any, to have any such dispute decided by arbitration or in any jurisdiction or venue other than a state or federal court in the State of Illinois. For any such action, Executive further irrevocably consents to the personal jurisdiction of the state and federal courts in the State of Illinois.

21. Acknowledgments/Counterparts. By executing this Agreement, Executive acknowledges that he has been afforded sufficient time to understand the terms and effects of this Agreement, that his agreements and obligations hereunder are made voluntarily, knowingly and without duress, and that neither the Company nor any of its officers, directors, employees, agents or representatives have made any representations inconsistent with the provisions of this Agreement. This Agreement may be executed in counterparts, each of which when signed will be deemed to be an original, and all of which together will constitute one and the same Agreement.

22. Interpretation. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against either Party, nor shall any arbitrator or court interpreting or construing this Agreement apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document.

23. Section 409A. To the extent any provision of this Agreement or action by the Company would subject the Executive to liability for interest or additional taxes under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Company. It is intended that this Agreement will comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements and in-kind distributions, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. Each payment under Paragraph 2 above or any Company benefit plan is intended to be treated as one of a series of separate payments for purposes of Code Section 409A and Treasury Regulation § 1.409A-2(b)(2)(iii) (or any similar or successor provisions). To the extent any reimbursements or in-kind benefit payments under this Agreement are subject to Code Section 409A, such reimbursements and in-kind benefit payments shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) (or any similar or successor provisions). This Agreement may be amended to the extent necessary (including retroactively) by the Company in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Executive’s compensation and benefits and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Code Section 409A.

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READ THIS AGREEMENT AND RELEASE AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT; IT INCLUDES A RELEASE AND WAIVER OF KNOWN AND UNKNOWN CLAIMS. CONSULT YOUR ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized officer to execute, this Agreement as of the day and year first above written.

DENNIS MEULEMANS

/s/ Dennis Meulemans

Date: April 29, 2015

ADDUS HEALTHCARE, INC.

By:	/s/ Mark Heaney
	Name:	Mark Heaney

Title:	Chief Executive Officer

Date:	April 29, 2015

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